EXHIBIT 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-82934, 333-89840, 333-105288 and 333-110197) and in the related prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-40524, 333-65616, 333-101632, 333-108096 and 333-117140) of Ardea Biosciences, Inc. (Formerly IntraBiotics Pharmaceuticals, Inc.), of our report dated March 30, 2007, relating to the consolidated financial statement which appear in this Form 10-K.

/s/ STONEFIELD JOSEPHSON, INC.

San Francisco, California
March 30, 2007